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                  [PricewaterhouseCoopers LLP letterhead]

                                                                    EXHIBIT 23.1
                                                                   OGC 1998 10-K

Consent of Independent Accountants

We consent to incorporation by reference in the registration statements of Outlook Group Corp. on Forms S-8 (Nos. 33-44491 and 33-44075) of our reports dated July 20, 1998 on our audits of the consolidated financial statements and financial statement schedule of Outlook Group Corp. and Subsidiaries as of May 31, 1998 and 1997, and for the years ended May 31, 1998, 1997, and 1996, which reports are included in this Annual Report on Form 10-K.


                                        /s/ PricewaterhouseCoopers LLP
                                        -----------------------------------
                                        PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
August 31, 1998